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                                                                   EXHIBIT 10.19


OPTION NUMBER                  PRICE PER SHARE               NUMBER OF SHARES
    NQ-1                           $220.00                        10,500



                               COUNTRY FRESH, INC.

                             1989 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT


         This Stock Option Agreement ("Agreement") is made as of October 13, 1994, between COUNTRY FRESH, INC., a Michigan corporation ("Country Fresh"), and DELTON C. PARKS ("Grantee").

         The Country Fresh, Inc. 1989 Stock Option Plan (the "Plan") is administered by the Stock Option Committee (the "Committee").

         The Committee has determined that Grantee is eligible to participate in the Plan. The Committee has decided to grant stock options to Grantee, subject to the terms and conditions contained in this Agreement and in the Plan, which is incorporated herein by reference. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of the Plan shall control.

         Grantee acknowledges receipt of the Plan and accepts this option subject to all of the terms, conditions and provisions of the Plan, and subject to the following further provisions:

         1. GRANT. Country Fresh grants to Grantee an option to purchase from Country Fresh 10,500 shares of Country Fresh's Class B common stock, $20.00 par value per share, to be issued upon exercise of this option in accordance with the terms and conditions set forth herein. This option is not an incentive stock option under Section 422 of the Internal Revenue Code.

         2. TERM AND DELAYED VESTING. The right to exercise this option according to its terms shall commence on the date of this Agreement, subject to vesting provided below, and shall terminate ten (10) years after the date set forth above, unless earlier terminated under the Plan by reason of termination of employment. Grantee's right to exercise this option shall vest as follows:
1,500 shares on October 13, 1994, and a further 1,500 shares on October 13, 1995, October 13, 1996, October 13, 1997, October 13, 1998, October 13, 199, and
October 13, 2000. On and after October 13, 2000, this option shall be exercisable in full for the remainder of its term. If the Grantee's employment is terminated by reason of death or by Country Fresh other than for cause or by Grantee for good reason, all unexercised options shall vest and be immediately exercisable.

         3. PURCHASE PRICE; PAYMENT. The purchase price shall be Two Hundred Twenty and 00/100 Dollars ($220.00) per share, subject to adjustment as provided herein. This purchase






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price shall apply to each portion of the option as it becomes vested and exercisable. Grantee shall pay the purchase price in cash or, unless the Committee revokes its Consent, in shares of Country Fresh's common stock. If payment is made in the form of shares of common stock, such shares shall be valued at their market value, as determined under the Plan, at the time of delivery to Country Fresh.

         4. EXERCISE OF OPTION. The vested and exercisable portion of this option may be exercised, in whole or in part, by written notice delivered to Country Fresh. The notice shall be effective upon receipt by Country Fresh of the notice. The notice shall set forth the number of shares to be purchased and shall indicate Grantee's wishes with respect to a reasonable time and place for delivery of certificates for such shares. Upon payment of the purchase price and any required withholding amount, Country Fresh shall deliver to Grantee a certificate or certificates for such shares out of theretofore unissued shares or reacquired shares of its common stock, as it may elect; provided, however, that the time of such delivery shall be postponed for such period as may be required for Country Fresh with reasonable diligence to comply with any law or regulation applicable to the issuance or transfer of such shares. If Grantee fails to accept delivery of and pay for all or any part of the number of shares specified in the notice upon tender of delivery by Country Fresh, Grantee's right to exercise the option with respect to such undelivered shares shall thereupon terminate. In such event, Grantee's remaining options not yet exercised or terminated shall continue in force. Unless waived by Country Fresh, the exercise of this option shall be conditioned on an effective buy and sell agreement covering the shares to be received on exercise of the option.

         5. TERMINATION OF EMPLOYMENT OR COMPETITION. If Grantee's employment is terminated for cause or if Grantee terminates his employment without good reason or if he directly or indirectly competes with Country Fresh in any line of business, none of the unexercised stock options outstanding shall be exercisable. If Grantee's employment is terminated by the Board of Directors for any other reason, including death or disability, Grantee's options shall be immediately exercisable, and shall continue for their original term, subject to termination in the event of competition as provided above.

            For purposes of this Agreement: Grantee may terminate his employment for "good reason" if he is assigned duties substantially inconsistent with his office, his salary, bonus or other benefits are reduced or curtailed in any material respect, the executive offices of Country Fresh are relocated outside Kent County, Michigan, Country Fresh fails to obtain the agreement of any successor to assume and perform this Agreement and any related employment agreement with Grantee, or Country Fresh fails to fulfill any of its material obligations under any such employment agreement after notice and a reasonable opportunity to cure. "Disability" as used herein means the inability to fulfill the duties assigned to Grantee for a period of nine consecutive months by reason of illness or other similar incapacity.

         6. ADJUSTMENT PROVISIONS. If the number of outstanding shares of common stock of Country Fresh changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares, the aggregate number and class of shares available under this Option Agreement and subject to each option, together with the

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exercise price, shall be appropriately adjusted by the Committee, but any fractional shares resulting from such adjustment shall be eliminated with appropriate compensation to Grantee.

         7. SHARES RESERVED. Country Fresh shall, at all times during the term of this Agreement, reserve and keep available sufficient shares to satisfy the requirements of this Agreement, and shall pay all fees and expenses incurred by Country Fresh in connection therewith.

         8. NON-TRANSFERABILITY OF OPTION AND SHARES. This option may not be transferred or encumbered in whole or in part, except by will or the laws of descent or distribution. If any assignment, pledge, or transfer of this option shall be made or attempted, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the same, this option shall be void and of no further effect. The shares received shall not be sold until March 1, 2001, except for sales to cover tax liabilities, sales as a part of the acquisition of Country Fresh as a going concern, and sales to Country Fresh as permitted under the buy and sell agreement referenced above.

         9. SHAREHOLDER RIGHTS. Grantee shall have no rights as a shareholder with respect to any shares covered by this option until the issuance of a stock certificate to him for such shares.

         10. EMPLOYMENT. The grant of this option shall not impose upon Country Fresh or any subsidiary any obligation to retain Grantee in its employ for any given period or upon any specific terms of employment.

         11. TAX WITHHOLDING. Grantee agrees to make provisions acceptable to Country Fresh to satisfy any tax withholding obligations that arise in connection with the grant or exercise of this option, including withholding of shares to be received or exercise of the option.

         12. BINDING EFFECT; AMENDMENT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, successors and permitted assigns. This Agreement shall not be modified except in a writing executed by the parties hereto.

                  This option has been issued by Country Fresh by authority of its Stock Option Committee.



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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                         COUNTRY FRESH, INC.



                                         By:   /s/ RONALD A. DEYOUNG
                                             ----------------------------------
                                             Ronald A. DeYoung
                                             Chairman of the Board
                                                                      "Company"


                                            /s/ DELTON C. PARKS
                                         --------------------------------------
                                         Delton C. Parks
                                                                      "Grantee"




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